Exhibit A.

THE PLACEMENT AGENT FOR THIS NOTE IS CRITO CAPITAL, LLC, A BROKER DEALER REGISTERED WITH THE SEC AND THE MSRB AND IS A MEMBER FINRA, SIPC.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, REGULATION S, OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

$1,025,000 REDEEMABLE NOTE

Issue Date: February 23, 2021

FOR VALUE RECEIVED, SOLAR INTEGRATED ROOFING CORP., a Nevada corporation (hereinafter called “Borrower” or the “Company”) (Trading Symbol: SIRC), with its principal offices located at 1475 N. Cuyamaca St., El Cajon, CA 92020, hereby promises to pay to Granite Global Value Investments Ltd., a British Virgin Islands corporation, or its assigns or successors-in-interest (the "Holder" or "Lender") on order, without demand, the aggregate principal amount of ONE MILLION AND TWENTY FIVE THOUSAND DOLLARS ($1,025,000) (the “Principal Amount”), together with Guaranteed interest (the “Interest”) on the Principal balance hereof in the amount of one percent (1%) (the “Interest Rate”) per calendar year from the date hereof (the “Issue Date”). A lump-sum interest payment for one year shall be immediately due on the Issue Date and shall be added to the principal balance and payable on the Maturity Date or upon acceleration or by prepayment or otherwise, notwithstanding the number of days which the Principal is outstanding. This Note is issued pursuant to that certain Securities Purchase Agreement dated February 23, 2021 as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Note is free from all taxes, liens, claims and encumbrance with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Borrower and will not impose personal liability upon the Holder. It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all expenses incurred by the Holder relating to the conversion of this Note into shares of Common Stock. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid by the Holder. The placement agent for this investment is Crito Capital, LLC, a broker dealer registered with the SEC and the MSRB and is a member FINRA, SIPC.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

ARTICLE I - CONVERSION RIGHTS AND CERTAIN COVENANTS

At any time and from time to time after an Event of Default occurs, the Holder shall have the right to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock. The Outstanding Balance of Note together with all unpaid interest accrued thereon and any other amounts payable hereunder, or such portion thereof, that has not previously been converted into common stock, of the Company (the “Common Stock”), if any, shall be payable in full on the Maturity Date. Should Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over Borrower or any of it securities on Borrower's ability to issue shares of Common Stock, in lieu of any right to convert this Note, this will be considered an Event of Default under section 2.2 of the Note. The Holder shall have the right to convert the Outstanding Balance together with all unpaid interest accrued thereon of this Note into shares of the Borrower’s Common Stock as set forth below.

(a)Conversion Price. The conversion price for each conversion shall be equal to a fixed price of $6.75 (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions, similar events and Conversion Adjustments as set forth in this Note) as reported on the OTC Pink, OTCQB or applicable trading market or as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or, if the OTC Pink is not the principal trading market for such security, as reported on the principal securities exchange or trading market where such security is listed or traded.

(b)Conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Balance together with all unpaid interest accrued thereon of this Note to be converted by (y) the Conversion Price. The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company. Non ink-original Notice of conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization of any Notice of Conversion form be required.

(c)Mechanics of Conversion. As a condition to affecting the conversion set forth in Section 1.1(b) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit B (“Conversion Notice” or Notice of Conversion”). The Notice of Conversion shall set forth the Outstanding Balance together with all unpaid interest accrued thereon of this Note to be converted and the date on which such conversion shall be affected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, Rule 144A, Regulation S and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is two Trading Days after the Conversion Date (such third day being the “Share Delivery Date”). The Borrower will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Borrower will round the number of the shares up to the nearest whole share.

(d)Charges. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder and acknowledges that this is a material obligation of this Note

(e)Rescindment of a Notice of Conversion. If (i) the Borrower fails to respond to Holder within one business day from the date a Notice of Conversion is sent confirming the details of the Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower’s Common Stock requested in the Notice of conversion within two business days from the date of receipt of the Note of Conversion, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower’s Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower’s standing, (iv) the Holder is unable to deposit the shares of the Borrower’s Common Stock requested in the Notice of Conversion for any reason (v) at any time after a missed deadline, at the Holder’s sole discretion, (vi) if, within three business days of the transmittal of the Notice of Conversion, the common Stock has a closing bid which is 5% lower than that set forth in the Notice of Conversion or (vii) if OTC Markets changes the Borrower’s designation to ‘Limited Information’ (Yield), ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull & Crossbones), ‘Otc’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) or other trading restriction on the day of or any day after the Conversion Date, then the Holder maintains the option and sole discretion to rescind the Notice of Conversion by sending a Notice of Rescindment.

1.2Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(a)Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. The Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. In the event that the Holder of this Note shall elect to convert any or all of the Outstanding Balance hereof and accrued but unpaid interest thereon in accordance with the terms of this note, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Holder in the amount of two hundred percent of the Outstanding Balance of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Borrow shall issue conversion shares upon a properly notices conversion. All payments under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called “Taxes”). The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(b)Failure to Deliver Common Stock Prior to Delivery Date. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties to this Note agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered as required by the Share Delivery Date (a “Conversion Default”), Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Borrower (under Holder’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that the shares are not delivered as required by this Note by the Share Delivery Date, the Borrower shall pay the “Conversion Default Payment”. Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued (the “Conversion Default Payment Due Date”). In the event such cash amount is not received by the Holder by the Conversion Default Payment Due Date, at the option of the Holder (without notice to the Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and will tack back to the original date of the Note and interest shall accrue thereon in accordance with the terms of this Note. If the Company does not deliver the Conversion Shares underlying this Note from its transfer agent after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Company shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Company fails to timely (within 72 hours, 3 business days), issue a treasury order to its transfer agent or otherwise cause to be delivered, the Conversion Shares per the instructions of the Holder, free and clear of all legends in legal free trading form, subject to all applicable securities laws, the Company shall allow Holder to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (within 72 hours, 3 business days)) deliver shares, on the next conversion.

(c)Deleted.

(d)Adjustment. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

(e)Reservation of Shares. The Borrower represents, warrants, covenants and agrees at all times to have authorized and reserved the greater of; (a) 12,500,000 shares of Common Stock or (b) three times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Price in effect from time to time) (the “Reserved Amount”). Initially, the Company will instruct the Transfer Agent to reserve 12,500,000 shares of Common Stock in the name of the Holder for issuance upon conversion hereof. The Holder has the sole right to have the Borrower's transfer agent to increase the shares to equal the Reserved Amount at any time without the consent of the Borrower. The Reserved Amount shall be increased from time to time as required to ensure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Common Stock issuable upon conversion of this Note pursuant to EXHIBIT C: IRREVOCABLE INSTRUCTIONS which forms a part of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary shares of Common Stock in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Company will have three business days to increase the reserve with their transfer agent or this will constitute an Event of Default. The Reserved Amount detailed in this Note is specific to this Note and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not amend nor affect any previous Reserved Amount for the Holder. If at any time the Borrower does not maintain the Reserved Amount of three times the number of shares that is actually issuable upon full conversion of this Note sixty days after the issuance of the note, it shall constitute an Event of Default. Holder shall not be required to fund this note, until the proper amount of shares are reserved for this Note under the provisions of this Note or Exhibit C: Irrevocable Instructions. The Borrower will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions, and the Reserved Amount will be increased by a factor of two (2) each time the Borrower issues a variable price security or a security or convertible promissory note where the issuance of shares changes according to the market price of the Common Stock. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Reserved Amount will be increased by a factor of two, each time the Borrower issues a Variable Security (as defined herein). A Variable Security shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock, including without limitation convertible debt, warrants or convertible preferred stock, with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued the future in exchange for or in connection with any contract, security, or instrument, whether convertible or note, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a section 3(a)(9) exchange, or a Section 3(a)(10) settlement, or any other similar settlement or exchange. In the event that the Borrower shall be unable to reserve the entirety of the Reserved Amount (the “Reserve Amount Failure”), the Borrower shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the “Authorized Share Increase”), including without limitation, all board of directors actions and approvals and promptly (but no less than 60 days following the calling and holding a special meeting of its shareholders no more than sixty (60) days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. If there are no shares available in the Share Reserve, the shares may be taken from “Company Use”, “Corporate Use” or any similar type of special Company category. Colonial Stock Transfer Company, Inc. or the Company’s current transfer agent is hereby irrevocably authorized and irrevocably directed by the Company to disclose the number of shares available in Company treasury and the “Company Use” or “Corporate Use” category to the Holder upon Holder’s request.

(f)Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while any of the Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "Authorization Failure Shares"), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this section to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under the Note, and the then outstanding principal due under this Note shall increase by Fifteen Thousand United States Dollars.

(g)Make-Whole Rights. Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the conversion amount specified in the relevant Conversion Notice (such net realized amount, the “Realized Amount”), at the election of the Holder, the value of the Conversion Amount less the Realized Amount owed shall be added back to the Outstanding Balance of the Note or the Borrower shall issue to the Holder additional shares of the Borrower’s Common stock equal to: (i) the conversion amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a “Sale Reconciliation” showing the Realized Amount from the sale of the Conversion shares; divided by (ii) the average volume weighted average price of the Borrowers Common Stock during the five business days immediately prior to the date upon which Holder delivers notice (the “Make-Whole Notice”) to the Borrower that such additional shares are requested by the Holder (the “Make-Whole Stock Price” (such number of additional shares to be issued, the “Make-Whole Shares”). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make- Whole Shares requested, the Borrower shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make Whole shares shall be issued and delivered in the same manner and within the same time frames as set forth in Article II of this Note. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Common Stock. Following the sale of the Make-Whole Shares by the Holder: (i) in the event that the Holder receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Holder shall deliver an additional Make-Whole Notice to the Borrower following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Holder received net proceeds from the sale of the Make-whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in the excess of the Conversion Amount specified in the relevant Conversion Notice.

(h)Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of commons Stock not in dispute and resolve such dispute in accordance section 5.18.

(i) Book Entry upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(j)Repayment from Proceeds. While any portion of this Note is outstanding, if the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from payment from customers, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an equity line of credit of the Borrower or the sale of assets from the date of this Note, the Borrower, shall, within one business day of Borrower’s receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in it’s sole discretion to require the Borrower to immediately apply all or any portion of such proceeds to prepay all or any portion of the outstanding amounts owed under this Note pursuant to the formulas found in the Optional Redemption provision in this Note. Failure of the Borrower to comply with this provision shall constitute an Event of Default. In the event that such proceeds are received by the Holder prior to the Maturity Date, the required prepayment shall be subject to Section 1.3 herein.

1.3Effect of Certain Events. (a) Fundamental Transaction Consent Right. The Borrower shall not enter into or be party to a Fundamental Transaction (as defined below), unless the Borrower obtains the prior written consent of the Holder to enter into such Fundamental Transaction.

(b)Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction that is pre-approved in writing by the Holder pursuant to Section 1.2(a) above, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

(c)Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin- off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(d)Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Borrower issues or sells, or in accordance with this section hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section). In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section will increase the Conversion Price.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (1) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (2) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e)Purchase Rights. If, at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)Adjustment Due to Non-DWAC Eligibility. If, at any time when this Note is issued and outstanding thereafter, the Holder delivers a Notice of Conversion and at such time all DWAC Eligible Conditions are not then satisfied, the Borrower shall deliver certificated Conversion Shares to the Holder pursuant to Section 2.1(c) and the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents.

(g)Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the addition of the Non- DWAC Eligible Adjustment Amount to the Outstanding Balance as a result of the events described in this Note, the Borrower, the Non- DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents.

(h)Conversion Price During Major Announcements. Notwithstanding anything contained to the contrary in this Note, in the event Company (i) makes a public announcement that it intends to consolidate or merge with any corporation or sell or transfer all or substantially of the assets of the Company or (ii) any person publicly announces a tender offer to purchase 50% or more of Company's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date", then the conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of the (x) Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this section. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme for which a public announcement as contemplated by this section has been made, the date upon which Company (in case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender off or takeover scheme) which caused this section to become operative. If the effective Conversion Price as calculated in is less than one cent at any time (regardless of whether or not a Conversion Notice has been submitted to the Company), the Principal balance of the Note shall increase by fifteen thousand dollars (under Holder’s and Company’s expectation that any Principal Amount increase will tack back to the Issuance Date). In addition, the Conversion Price shall be permanently redefined to equal the lesser of one cent or forty percent of the lowest trade occurring during the thirty consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

1.4Method of Conversion. Note may be converted by the Holder, in whole or in part, as described in Section 1.1(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

1.5Limitations on Conversion. Holder shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provision of this section. No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note. Should the Company fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on Company's ability to issue shares of Common Stock, in lieu of any right to convert this Note as described in this section 2.4, this will be an Event of Default under Section 3.2 of the Note. Upon full liquidation by the Holder of all Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the total Outstanding Balance of the Note (“Balance”), at the election of the Holder, the Balance less the value of all the Conversion Shares sold shall be added back to the Outstanding Balance of the Note.

1.6Security. As Security for the Company’s obligations contained herein and in all Notes issued by the Company to the Holder, the Holder shall be granted an unconditional first priority interest in and to, any and all property of the Company and its subsidiaries, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired until the balance of all Notes has been reduced to zero dollars. “Any and all property,” as described herein shall be inclusive of, but not limited to, assets reported by the Company on its SEC filings, cash, inventory, accounts receivable, intellectual property rights, equipment and or property. Company’s counsel shall be responsible for making all filings to evidence this security interests.

1.7Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

1.8Amortization. The Borrower shall make the following amortization payments (each an “Amortization Payment”), in cash to the Holder towards the repayment of this Note, as follows: $176,050.38 on each of the following dates: August 23, 2021, February 23, 2022, August 23, 2022, February 23 2023, August 23, 2023, February 23, 2024.

1.9Ranking and Security. The obligations of the Borrower under this Note shall rank subordinate with respect to any and all Indebtedness incurred as of or following the Issue Date and be secured by all the assets of the Company and its subsidiaries and by the Reserve Amount as defined herein.

1.10 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder. As used in this section, the term “Borrower” means the Borrower and any Subsidiary of the Borrower. As used herein, the term “Indebtedness” means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date and as disclosed in the SEC Documents or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation. Notwithstanding the foregoing, nothing in this section shall prevent a subsidiary to obtain a mortgage secured by real estate, either as a permanent mortgage or a construction loan, that may be senior to this Note.

1.11Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

1.12Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of Borrower outside the ordinary course of business.

1.13Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition, but otherwise such consent shall not be unreasonably withheld, conditioned, or delayed.

1.14 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business or (c) in regard to transactions with unaffiliated third parties, not in excess of $100,000. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party outside the ordinary course of business.

ARTICLE II - EVENT OF DEFAULT

2. The occurrence of any of the following events of default (“Event of Default”) shall be an event of default hereunder (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) The Company fails to make an Amortization Payment on a Payment Date pursuant to this Note or to pay the Outstanding Balance, Interest, fees, charges, or any other sum due under this Note or any other note issued by the Company by or the Maturity Date; (b) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or in the related Warrant, Securities Purchase Agreement, Security Pledge and Agreement, Irrevocable Instructions, Term Sheet, any other collateral documents or any other note, obligation or agreement with the Holder or a third party (“Transaction Documents”); (c) any representation, warranty of statement of the Company made, in this Note, said statement or certificate given in writing pursuant hereto or in connection therewith or any other report, news release, financial statement or certificate shall be false or misleading in any respect; (d) the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Company admits in writing its inability to pay its debts generally as they mature; (e) any money judgment, writ or similar final process shall be entered or filed against Company or any of its property or other assets aggregating in excess of forty thousand dollars in the aggregate and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days; (f) Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against them are not dismissed within thirty days of initiation; (g) The Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within fifteen days; (h) failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Principal Amount of the Note, as contemplated by the Securities Purchase Agreement (i) the Company fails to pay or states that it is unable to pay, or is unable to pay its debts generally as they become due; (j) a default by or breach of any term by the Company under any one or more obligations or notes to their creditors which Company failed to cure such default within the appropriate grace period; (k) a Public Information Failure occurs. A Public Information Failure occurs if the Company is late in any of their filings with the SEC or in the event the Company experiences a DTC “Chill” on its shares, such lateness or “Chill” shall constitute a Public Information Failure; (l) beginning 15 days after the Issuance Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Company has obligations under this Note or the Company loses its status as “DTC Eligible”; or the Company’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the Company shall become delinquent in its filing requirements as a fully- reporting issuer registered with the SEC; or (m) the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; (n) failure by the Company to (i) have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in Exhibit C to this Note: Irrevocable Instructions (ii) to replenish the reserve set forth in Exhibit C: Irrevocable Instructions within three business days of the request of the Holder; (o) withdrawal from registration of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), either voluntary or involuntary, (p) any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due; (q) The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future; (o) the Company shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on the exchange it is currently trading on or if trading in the Common Stock shall be suspended for more than 10 consecutive days; (p) the Company shall fail to comply with the reporting requirements of the 1934 Act; and/or the Company shall cease to be subject to the reporting requirements of the 1934 Act; (r) the restatement of any financial statements filed by the Company with the SEC for any date or period from prior to the Issuance Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents; (s) deleted, (t) The Company replaces or attempts to replace its transfer agent while the Holder has not fully converted the Note or received full payment from the Company for the Note (For each day the Holder does not have the exact form of Exhibit C to this Note: Irrevocable Instructions with the Company’s new transfer agent, the Company shall be charged a daily fee of Two Thousand Dollars that will be added to the principal balance of the Note and all legal fees that the Holder incurs in dealing with the transfer agent change shall be added to the Outstanding Balance; the Company will also agree to default judgment by any competent court related to the Company’s change of Transfer Agent); (u) after Holder shall have delivered a Notice of Conversion or conversion notice, the Company shall fail for any reason to deliver unrestricted certificates to Holder within three business days or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s threat or intention to not honor requests for conversion of any Notes in accordance with the terms hereof or the Company shall fail to deliver documents requested by the Holder or the Holder’s brokerage firm which the Holder or the Holder’s brokerage firm deem necessary to allow Holder to sell the Company’s stock, or the Company fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend, or fails to withdraw any stop transfer instructions in respect thereof on any certificate or any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (An additional fee the greater of a) five hundred dollars per day and b) three percent of the value of the shares will be assessed for each day after the third trading day until delivery is made and will be added to the Outstanding Balance for failure of the Company to issue unrestricted shares or remove a stop transfer on any shares); (v) during the term of this Agreement, the Company enters into any Prohibited Transaction; (w) the Company fails to provide information requested by the Holder in order to enable the holder to have their converted securities accepted and sold by their brokerage firm, or the Company attempts to prevent, block or frustrate in any manner, the Holder from converting this Note; (x) the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate Indebtedness; (y) any Event of Default as defined in any other note or any Other Notes occurs with respect to any other note; (z) the Company shall have its Common Stock delisted from any exchange or, if the Common Stock is suspended for more than 5 consecutive days; (aa) If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the board; (bb) the Company shall not replenish the reserve set forth in this Note, within three business days of the request of the Holder; (cc) the Company indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files); (dd) Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act); (ee) the Company shall lose the “bid” price for its stock and a market (including the OTCBB marketplace or other exchange); (ff) the Company fails to issue a new Note, registered as the Holder requests to a third party that the Holder has assigned this Note to; (gg) The Company shall fail to have the appropriate Common Stock Par Value or fails to have its Common Stock undergo a reverse stock split in accordance with in accordance with the provisions of this Note; (hh) the Company shall fail to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, the amount of shares in company treasury or the shares in the company use category within 1 day of request by Holder; (ii) the Company shall fail to maintain the bid price in its trading market which occurs for at least two consecutive trading days; (jj) the Company fails to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within two (2) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of the Borrower) failure to do so shall be an Event of Default; or (kk) the Company or its officers, directors, and/or affiliates attempt to transmit, convey, disclose, or any actual transmittal, conveyance or disclosure by the Company or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date; or (ll) If, at any time on or after the date which is six (6) months after the Issuance Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account; (mm) If (i) the Common Stock of the Borrower or the Borrower itself has any notation on the OTC Markets Group website (www.otcmarkets.com) other than “Current Information,” including but not limited to “Limited Information” (Yield Sign) or “No Information” (Stop Sign), or if the Common Stock of the Borrower is shown only as quoted on the “grey markets,” and (ii) by reason thereof, the Holder is unable to obtain a standard “144 legal opinion” from an attorney reasonably acceptable to The Holder, its brokerage firm, and the Company’s transfer agent in order to facilitate the Holder’s conversion of any of the Borrower’s obligations hereunder into shares of the Borrower’s Common Stock and thereupon deposit such shares into the Holder’s brokerage account; (nn) the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor; (oo) The Borrower fails to maintain an average market capitalization of at least thirty million dollars during any five consecutive Trading Day period, which shall be calculated by multiplying (i) the closing bid price of the Borrower’s Common Stock during the five Trading Day period immediately preceding the respective date of calculation by (ii) the total shares of the Borrower’s Common Stock issued and outstanding on the Trading Day immediately preceding the respective date of calculation; (pp) If at any time while this Note is outstanding, the Company issues any of its Common Stock at a price per share price lower than the Conversion Price then in effect on this Note; (qq) If any of the information in the due diligence questionnaire, provided by the Borrower to the Holder on or around the Issue Date, is false or misleading in any material respect; (rr) If, at any time on or after the Issue Date, the Borrower alters the conversion terms or Interest rate of any promissory note that was issued on or before the day immediately prior to the Issue Date; (ss) If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours; (tt) If twenty-four hours form the delivery by e-mail of a Notice of Conversion by the Holder to the Borrower’s Transfer Agent, the Borrower fails to deliver the Transfer Agent a duly signed issuance resolution authorizing and approving the issuance of shares of Common Stock pursuant to such Notice of Conversion as set forth in the Irrevocable Instructions issued in connection with this Note; (uu) Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal; (vv) the Borrower proposes to replace its transfer agent and fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Instructions in a form as initially delivered pursuant to the Securities Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower; (ww) the Borrower fails to disclose this note by filing a Form 8-K pursuant within one business day of this Note being signed; (xx) the Borrower enters into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(l0) of the Securities Act (a “3(a)(l0) Transaction”); (yy) Borrower fails to provide a Rule 144 opinion letter from the Borrower’s legal counsel to the Holder, covering the Holder’s resale into the public market of the respective conversion shares under this Note, within two (2) business days of the Holder’s submission of a Notice of Conversion to the Borrower (provided that the Holder must request the opinion from the Borrower at the time that Holder submits the respective Notice of Conversion and the date of the respective Notice of Conversion must be on or after the date which is six (6) months after the date that the Holder funded the Purchase Price under this Note), and/or (zz) an exemption under Rule 144 is unavailable for the Holder’s deposit into Holder’s brokerage account and resale into the public market of any of the conversion shares under this Note at any time after the date which is six (6) months after the date that the Holder funded the Purchase Price under this Note; (a1) The Company files a Form 15 with the SEC; (ab) Company’s failure to timely file all reports required to be filed by it with OTC Markets to remain a “Current Information” designated company; (ac) Company’s Common Stock is reported as “No Inside” by OTC Markets at any time while any principal, Interest or Default Interest under the Note remains outstanding; (ad) The Company fails to file first priority security interests pursuant to the Note; (ae) the Borrower shall file any Notification of Late Filing on Form 12b-25 with the SEC; (af) Any court of competent jurisdiction issues an order declaring this Note, the Purchase Agreement or any provision hereunder or thereunder to be illegal; (ag) The Borrower (i) issues shares of Common Stock (or convertible securities or Purchase Rights) pursuant to an equity line of credit of the Company or otherwise in connection with a transaction that has a variable conversion rate (whether now existing or entered into in the future), (ii) adjusts downward the “floor price” at which shares of Common Stock (or convertible securities or Purchase Rights) may be issued under an equity line of credit or otherwise in connection with a transaction that has a variable conversion rate (whether now existing or entered into in the future), or (iii) a Dilutive Issuance is triggered as provided in this Note.

Each Event of Default shall cause an Event of Default Effect. The remedies under this note shall be cumulative and automatically added to the principal value of the Note.

ARTICLE III - COVENANTS

3.1 As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)other than Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any secured indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)other than Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any Liens or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)(i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

(d)pay cash dividends or distributions on any equity securities of the Company.

(e)amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(f)repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issuance Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(g)enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval;

(h)enter into any agreement with respect to any of the foregoing;

(i) all payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries;

(j)the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness;

(k)The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") otherthan Permitted Liens;

(l)The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing;

(m)The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes or (ii) issue any other securities that would cause a breach or default under the Notes;

(n)The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business and (ii) sales of inventory in the ordinary course ofbusiness;

(o)The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(p)The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose

(q)The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(r)Piggyback Registration Rights. Borrower shall file a registration statement to register common shares underlying conversions of the Note within thirty (30) days after closing and shall use its best efforts to have such registration statement declared effective within 120 days following the closing. The Borrower shall include on the registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn, and excluding the current registration statement that the Borrower has on file with the SEC) all shares issuable upon conversion of this Note, unless such shares are at that time eligible for sale under Rule 144 under the Securities Act. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand and No/100 United States Dollars ($15,000), being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(s)If Company fails to make a payment by the Amortization Date, the Conversion price shall be amended to a discount of fifty percent to the Market Price and the Interest will increase to twenty four and a half percent.

(t)Par Value of Common Stock. So long as Company shall have any obligation under this Note, Company covenants that at any time when Holder shall deliver a Conversion Notice, the par value of Company's Common Stock shall not be higher than the Conversion Price applicable to such Conversion Notice.

(u)Mandatory Reverse Stock Split. So long as Borrower shall have any obligation under this Note, should there be no bid on the trading market where Borrower's Commons Stock is listed or traded for 3 consecutive Trading Days of it the price of the stock is below one cent, the Borrower shall immediately take action to have its Common Stock undergo a reverse stock split at a ratio of 500 to 1 or such other ratio as shall make sound business judgment, subject to the filing with the SEC of an Information Statement on Schedule 14C or a Proxy Statement on Schedule 14A and subject to FINRA approval prior to the implementation of the reverse split.

(v)Borrowings. So long as Company shall have any obligation under this Note, Company shall not create, incur, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except for the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowing in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof.

(w)Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under British Virgin Island law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under British Virgin Island law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by British Virgin Island law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

(x)Representations. The Company on behalf of itself, predecessors, successors, agents, brokers, consultants, affiliates, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, board of directors, officers, directors, fiduciaries, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company shall be known as Company Representatives (“Company Representatives”). The Holder on behalf of itself, predecessors, successors, agents, brokers, affiliates, consultants, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, officers, directors, fiduciaries, board of directors, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Holder shall be known as Holder Representatives (“Holder Representatives”). Company Representatives of their own free will have decided to enter into this Agreement with the Holder Representatives based solely on the merit of the written legal and economics terms within this Agreement which were the sole and only motivating factor for the Company to sign this Agreement. Company Representatives represent that other than the written terms of this Agreement, no verbal or written representation outside of this Agreement by any Holder Representatives induced or motivated the Company or Company Representatives to enter this Agreement with the Investor or Investor Representatives.

(y)The Company shall maintain a Minimum Price. Failure to keep a Minimum Price will result in a Minimum Price Effect.

(z)Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. Eastern Time on the Trading Day immediately following the Date of Execution, issue a press release disclosing the material terms of the transactions contemplated hereby, or (b) file a Form 8- K Current Report (the “Current Report”) on EDGAR with the SEC disclosing the material terms of the transactions contemplated hereby. From and after the filing of the Current Report, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder. The Company agrees that this is a material term of this Note and any breach of this Section 4.00(h) will result in an Event of Default.

(aa) The Company, and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

(bb) The Borrower agrees that it will not enter into a similar type financing transaction (e.g. convertible promissory note) with or issue a Variable Security to any party other than the Holder following the Issue Date without written approval from the Holder. The Borrower agrees that this is a material term of the Note and any breach of this section will result in an Event of Default.

(cc) So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security, or amendment to any security, at any time, subsequent, antecedent or prior to this Note being issued, with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then such additional or more favorable term, at the Holder’s option, shall become a part of the Transaction Documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, shares deemed issued as an equity kicker or commitment shares, true up shares, stock sale price, private placement price per share, prepayment rate, interest rates and warrant coverage. The Borrower shall notify the Holder via email of such additional or more favorable term within one business day of the issuance and/or amendment (as applicable) of the respective security. In addition, the Holder shall have the right, at any time until the Note is satisfied in its entirety, and upon written notice to the Borrower, to purchase an additional convertible promissory note from the Borrower, with the exact same terms and conditions as provided in this Note (with the understanding that the Borrower shall execute the form of this Note and all related transaction documents with updated dates within three business days after the Holder exercises such right).

(dd) The Company, on behalf of itself, predecessors, successors, agents, affiliates, subsidiaries, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company or in which the Company has or had a controlling interest (collectively, the “Company Releasors”), in consideration of this Note investment by the Holder into the Company, hereby remises, releases, acquits and forever discharges the Holder any and all of their respective direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the “Holder Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies and disputes (including controversies or disputes over conversion notices, amounts converted, conversion prices, true-up shares, Post-Closing Expenses, fees and Events of Default), losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Company Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Holder Releasees, from the beginning of time up to and including the end of time (the “Released Company Claims”). The Company Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true, or the claims or other legal forms of action released herein, but the Company Releasors fully, finally, and forever settle and release any and all claims set forth above, known or unknown, suspected or unsuspected, contingent or non- contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. If any Party should subsequently discover that its understanding of the facts or of the law was or is incorrect, such Party shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Parties hereto according to the terms hereof regardless of any claims of mistake of fact or law. Investor shall be further indemnified and protected by not being bound by the Governing Law provision of this Agreement.

ARTICLE IV -REDEMPTION RIGHTS

4.1Optional Redemption Right.

Subject to the provisions of this article, at any time the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for cash at a redemption price equal to: one hundred and fifteen percent multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for one to thirty days after this note is funded; one hundred and twenty five percent multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for thirty one to sixty days after this note is funded; one hundred and thirty five percent multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for sixty one to ninety days after this note is funded; one hundred and forty percent multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for ninety one to one hundred and twenty days after this note is funded; one hundred and forty five percent multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for one hundred and twenty one to one hundred and fifty days after this note is funded; One hundred and fifty percent multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for one hundred and fifty one to one hundred and seventy nine days after this note is funded.

Upon receipt of the Optional Redemption Notice, Holder shall have the option to accept the payment or to convert the Note. All such payments will be sent on the twentieth Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such twenty Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”), The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions (as defined below) shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company after the day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note being redeemed at such time, (f) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Holder upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 1.3 under this Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated or abandoned, and (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information. Notwithstanding the foregoing, the Holder may elect to convert the principal amount of the Note subject to an Optional Redemption Notice pursuant to Article II at any time prior to actual payment in cash for any redemption under this Section 4 by the delivery of an irrevocable Notice of Conversion to the Company.

ARTICLE V - MISCELLANEOUS

5.1Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and e-mailed. All such notices and communications shall be effective upon e-mail being sent.

If to the Borrower: dmassey@securehomeimprovement.com If to the Holder: Investments@graniteridgecapital.com

5.3 Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Holder has the full control and discretion to assign or transfer this Note to any transferee without the consent of the Company or have the shares that it converts under this Note sent to any third party at its sole discretion, without the consent of the Company. If this Note is to be transferred, the Holder may surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request, representing the Outstanding Balance being transferred by the Holder and, if less than the entire Outstanding Balance is being transferred, a new Note to the Holder representing the Outstanding Balance not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the Outstanding Balance represented by this Note may be different than the Principal stated on the face of this Note. If the Company fails to issue a new Note registered as the Holder may request, it shall constitute an Event of Default under the Note and the Note shall then be considered owned by the new Holder that Granite Global Value Investments Ltd. has assigned this Note to ("Assignee Holder"). Alternatively, at the discretion of the Holder, in lieu of the Holder requesting that the Company issue a new Note registered as the Holder may request, the Holder of this Note may instruct the Company and it's transfer Agent that this Note has been transferred or assigned to an Assignee Holder and that the Assignee Holder is now the new Holder of this Note without any new Note being required to be issued by the Company to the Assignee Holder. To further clarify, if Granite Global Value Investments Ltd. sells, assigns or transfers the Note to ABC Fund, LLC, then ABC Fund, LLC shall now be the new Holder under this Note, regardless of whether a new Note is issued by the Company in the name of ABC Fund, LLC.

5.5Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of the British Virgin Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the British Virgin Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the British Virgin Islands. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in the British Virgin Islands conducted by the BVI International Arbitration Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Note, Irrevocable Instructions or any other agreement between the parties, the Company’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via teleconference. Company covenants and agrees to provide written notice to Investor via email prior to bringing or arbitration action against the Company’s transfer agent or any action any person or entity that is not a party to this Agreement that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this section, Investor would not have entered into the Transaction Documents.

5.7Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.8 Entire Understanding. The Note between the Borrower and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder. Any questions regarding interpretation of this Note shall be solely construed by the Holder in their sole discretion.

5.9Registration Rights. The Company hereby grants the right to the Holder, to require Company to register any and all issuances, past, present and future, directly connected to this specific Note.If the Holder shall request the registration, the Company shall begin the registration process within 30 days.

5.10No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Borrower under this Note or the other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

5.11Legal Opinion. Upon request of the Holder, the Company’s counsel shall provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company agrees and accepts that any licensed attorney may provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company further agrees and accepts that their transfer agent shall be able to rely upon any licensed attorney’s legal opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. If the Company attempts to refuse the legal opinion of a licensed attorney chosen by the Borrower, such refusal shall constitute an Event of Default under this Note.

5.12Post-Closing Expenses. Any Post-Closing Expenses not paid by the Borrower shall retroactively offset the reduction of the principal balance of this Note that occurs through the conversions. Failure by the Borrower to honor this provision shall be deemed an Event of Default.

5.13Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

5.14Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

5.15Fees and Charges. The parties acknowledge and agree that upon the Borrower’s failure to comply with the provisions of this Note, the Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, the Holder’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Company incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within five business days of the request, the Outstanding Balance of this Note shall increase by two thousand dollars. If within ten business days after the Clearing Date, the Common Stock has a trading price that is lower than that set forth in the Notice of Conversion, the Conversion price will be reset and reduced to the lowest traded price during that period. The Clearing Date is the date that the shares are in the brokerage account of the Investor and approved for sale by the compliance department of the brokerage firm holding the shares.

5.16Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) calendar days prior to the record date specified therein (or thirty (30) calendar days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this section.

5.17Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed. Holder shall be afforded the additional remedy of not being bound by the Governing Law provision of this Note.

5.18Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.19Current Notes. Company shall disclose all current notes that it has with third parties on Exhibit C. Investment via this Note is not contingent on any other investment and is a separate and independent from any other transaction or investment.

5.20Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

5.21Non-Shell. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a “shell” issuer. Further, The company will instruct its counsel to either (i) write a 144 – 3(a(9)) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

5.22. Certain Amounts. Whenever pursuant to this Note, the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

5.23Exchange Act. Investment via this Note is not contingent on any other investment and is a separate and independent from any other transaction or investment. As a condition precedent or requirement for the Holder to fund or pay for this Note, the Company must be fully reporting with the SEC pursuant to the requirements of the Exchange Act within thirty days of signing this Note. This requirement of the Company to be fully reporting with the SEC pursuant to the requirements of the Exchange Act includes but is not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, the requirements for XBRL filings, the requirements for disclosure of financial statements on its website. If the Company does not satisfy the condition precedent under this section within thirty days of signing this Note, there shall be no obligation for the Holder to fund this Note.

5.24Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

5.25Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10- K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

5.26 No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

5.27Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)(A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

5.28Transactions With Affiliates. Except as disclosed in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

5.29Deleted.

5.30Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

5.31Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors , whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

5.32Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.34Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that, except as set forth in Section 4(aa) below, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

5.35No Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

5.36Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

5.37Management. Except as set forth in a schedule hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i)a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)Engaging in any particular type of business practice; or

(3)Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

5.38 Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

5.39No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

5.40 No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

5.41Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenantsor any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Buyer shall have not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer's consent, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Buyer, to make the Press Releases and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by the Buyer after the date hereof in a written definitive and binding agreement executed by the Company and the Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

5.42 Right of First Refusal. If at any time while this Note is outstanding, the Company has a bona fide offer of capital financing from any 3rd party, that the Company intends to act upon, then the Company must first offer such opportunity to the Holder to provide such capital or financing to the Company on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Company within 10 trading days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company may obtain such capital or financing from that respective 3rd party upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within 30 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to investments@graniteridgecapital.com

5.43Variable Security Blocker. The Borrower shall not enter into a similar type financing transaction (e.g. convertible promissory note) with, or issue a Variable Security to, any party other than the Holder for a period of four (4) calendar months following the funding date of the Note without written approval from the Holder. A Variable Security shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. The Borrower agrees that this is a material term of the Note and any breach of this Section will result in an Event of Default under this Note.

5.44Opportunity to Consult with Counsel. The Borrower represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Borrower will not contest the validity of Transaction Documents and the transactions contemplated therein. The Borrower further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

5.45 Confession Of Judgment. The Borrower hereby irrevocably authorizes and empowers, the Lender and any attorney-at- law, each as the Borrower’s attorney-in-fact, to appear ex parte in any court of record and to confess judgment against the Company for the unpaid amount of this Note as evidenced by an affidavit signed by Holder setting forth the amount then due, including attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Borrower waives the right to contest Holder’s rights under this section, including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Holder may elect until all amounts owing on this Note have been paid in full. The Company hereby further waives and releases any and all claims or causes of action which the Company might have against any attorney acting under the terms of authority which the Company has granted herein arising out of or connected with the confession of judgment hereunder. Notwithstanding anything to the contrary contained herein, Holder shall not exercise its rights with respect to the foregoing power of attorney unless or until an Event of Default has occurred. Neither the Confession of Judgment nor the Investor shall not be bound by Section 5.6 of this Agreement and the Investor shall have the option to commence legal proceedings with any court of their choosing.

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 27th day of January 2021.

Solar Integrated Roofing Corp.

By:	/s/ David Massey
Name:	David Massey
Title:	Chief Executive Officer

Exhibit A1

Definitions

“Closing Bid Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board (the “OTCBB”), or other applicable primary trading market as reported by a reliable reporting service designated by the Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing prices of any market makers for such security that are listed in the “pink sheets” by the OTC Markets Group, Inc. (formally Pink Sheets LLC). If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Borrower and the Holder in order to determine the Conversion Price of such Note. In the event that a bid price does not exist for one of the twenty days used to calculate the Market Price, of it the Company loses DTC eligibility, or gets "chilled for deposit", then instead of using zero, the Conversion Price shall be .00001.

“Conversion Default Payment” Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Share Delivery Date the Borrower shall pay to the Holder the Conversion Default Payment. Conversion Default Payment shall mean $2,000 per day in cash, for each day beyond the Share Delivery Date that the Borrower fails to deliver such Common Stock until the Borrower issues and delivers a certificate to the Holder or credits the Holder's account with the Borrower’s transfer agent for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (under Holder's and Borrower's expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Note are justified.

"Event of Default Effect" shall mean (a) the Outstanding Balance, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration shall immediately increase to one hundred and fifty percent of the Outstanding Balance (except with respect to Sections 2(m), 2(n), 2(t), 2(u), 2(w), 2(bb), 2(ll) and 2(mm) and 2(vv), in which case the one hundred and fifty percent shall be replaced with three hundred percent) immediately prior to the occurrence of the Event of Default and such increase in the Outstanding Balance shall tack back to the Issuance Date of the Note, (b) this Note shall then accrue interest at the Default Interest Rate which shall be equal to the lesser of twenty four and a half percent per annum or the maximum rate permitted under applicable law during a default on a Note and (c) the “Conversion Price”) shall be equal to forty percent multiplied by the lower of (i) the lowest intraday trading price in the one hundred Trading Days prior to the applicable Conversion Date or (ii) the lowest closing bid price in the one hundred Trading Days prior to the applicable Conversion Date. For purpose of this section, the trading price of the Common Stock shall be the trading price as reported by the Nasdaq Stock Market, or the trading price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the trading price on such exchange as reported by www.otcmarkets.com or the Wall Street Journal. For each additional Event of Default there will be an additional five percent discount to the conversion price. Interest calculated hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. The remedies under this note shall be cumulative and automatically added to the principal value of the Note. By acceptance hereof, Holder hereby warrants and represents to Borrower that Holder has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrowers result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the Holder hereof. Holder shall make adjustments in the Note as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess all be automatically credited against and in reduction of the outstanding principal balance. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; provided, however, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary (“Automatic Acceleration”). The Holder shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times following the occurrence of an Automatic Acceleration until the entire then Outstanding Balance has been paid in full. If one or more of the “Events of Default” as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney’s fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

“Fundamental Transaction” means that (i) (1) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Borrower or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (collectively, “Person”), or (2) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of the Borrower’s Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Borrower. The provisions of this Section 2.2(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. As a condition to pre-approving any Fundamental Transaction in writing, which approval may be withheld in the Holder’s sole discretion, Holder may require the resulting successor or acquiring entity (if not the Borrower) to assume by written instrument all of the obligations of the Borrower under this Note and all the other transaction documents with the same effect as if such successor or acquirer had been named as the Borrower hereto and thereto. If Borrower engages in a Fundamental Transaction without the written consent of the Holder, the Fundamental Transaction shall be considered null and void. “Installment Date” shall mean six (6) months after the Issuance Date and on the same day of each month thereafter until the Maturity Date. Maturity Date shall mean February 23, 2024

“Market Price” means the lesser of (a) the lowest intraday trading price in the forty Trading Days prior to the applicable Conversion Date or (b) the lowest intraday trading price in the forty Trading Days prior to the date of this Note. For purpose of this section, the trading price of the Common Stock shall be the trading price as reported by the Nasdaq Stock Market, or the trading price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the trading price on such exchange as reported by www.otcmarkets.com or the Wall Street Journal.

"Minimum Price" shall mean ten cents.

"Minimum Price Effect" shall mean the Conversion Price shall be permanently redefined to equal the lesser of ten cents or thirty percent of the lowest intraday trade occurring during the thirty consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note. (regardless of whether or not a Conversion Notice has been submitted to the Company), the Principal balance of the Note shall increase by fifteen thousand dollars (under Holder’s and Company’s expectation that any Principal Amount increase will tack back to the Issuance Date).

The “Non-DWAC Eligible Adjustment Amount” is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the closing price of the Common Stock on the Conversion Date, over (ii) the Trading Price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Holder’s brokerage account. In any such case, Holder will use reasonable efforts to timely deposit such certificates in its brokerage account after it receives them and cause such restrictive legends to be removed, and, without limiting any other provision hereof, Borrower agrees to fully cooperate with Holder in accomplishing the same. Any fees charged to Holder for the stock being Non-DWAC Eligible shall be paid by the Borrower. DWAC Eligible Conditions shall mean that the Common Stock is DWAC eligible and can be electronically delivered to the Holder’s Brokerage account.

“Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including with limitation Default Interest), collection and enforcements costs, Post-Closing Expenses and any other fees or charges incurred under this Note. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof.

“Permitted Indebtedness” means (i) the Indebtedness evidenced by the Note, (ii) unsecured Indebtedness incurred by the Company, which Indebtedness is not senior in rank to the Note and does not mature prior to six months from the Issuance Date of such Indebtedness, (iii) Indebtedness secured by Permitted Liens, and (iv) extensions, refinancings and renewals of any items in clauses (i) through (iv) above, provided that the principal amount is not increased (other than with respect to the addition of existing or future interest due and payable thereunder to the principal thereunder) or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be.

“Permitted Lien” means the individual and collective reference to the following: (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings,

(iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (ix) Liens incurred in connection with Permitted Indebtedness under clause (i) and, solely to the extent existing as of the Issuance Date, clause (ii) of the definition thereof (including any extensions, refinancings and renewals of such Indebtedness that constitute Permitted Indebtedness).

"Post-Closing Expenses" shall mean the cost of legal opinion production, transfer agent fees, escrow fees, equity issuance fees, fees charged for delivering, vetting and accepting physical certificates, any and all fees and costs charged by the Holder’s brokers or custodians in handling and transacting in the shares of the Company on behalf of the Holder, any costs incurred by the Holder in paying for a registration statement.

“Prohibited Transaction” shall refer to the issuance by the Company of any “future priced securities,” which shall mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line financing, stand-by equity distribution agreements, at the market transactions or convertible securities and loans, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.. Securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and securities issued in connection with a non-convertible secured debt financing, shall not be a Prohibited Transaction.

“Trading Day” shall mean any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Conversion Adjustments” shall mean if the Borrower issues a convertible promissory note or any instrument, security or agreement with a convertible feature to any Person other than the Holder or its Affiliates which contains a conversion price (the “Third-Party Conversion Price”) which is less than the effective Conversion Price (after giving effect to any shares of Common Stock issued, or issuable, to the Holder or its Affiliates in connection with this Note or any other agreement between the Borrower and the Holder), then the Conversion Price shall be reduced to the Third-Party Conversion Price. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. Holder shall be entitled to deduct the costs from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion. In the case that conversion shares are not deliverable by DTC an additional ten percent discount will apply to the Conversion Price; and if the shares are ineligible for deposit into the DTC system, or if the Conversion Price is less than five cents at any time while this Note is outstanding, the Outstanding Amount of the Note shall increase by fifteen thousand dollars and an additional eighteen percent discount shall apply to the Conversion Price. The Conversion Price may be adjusted pursuant to the other terms of this Note. If no objection is delivered from Borrower to Holder regarding any variable or calculation of the conversion notice within twenty four hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. On the date that is thirty trading days (a “True-Up Date”) from each date Borrower delivers unrestricted Conversion Shares to Holder, there shall be a true-up where Holder shall have the right to require Borrower to deliver to Holder additional Conversion Shares (“True-Up Shares”) if the Conversion Price as of the True-Up Date is less than the Conversion Price used in the applicable Conversion Notice. In such event, Borrower shall deliver to Holder the True-Up Shares in a future Notice of Conversion. The number of True-Up Shares shall be equal to the difference between the number of Conversion Shares originally delivered to Holder pursuant to the applicable Conversion Notice and the number of Conversion Shares that would have been delivered to Holder on the

True-Up Date based on the Conversion Price as of the True-Up Date. For the avoidance of doubt, if the Conversion Price as of the True-Up Date is higher than the Conversion Price set forth in the applicable Conversion Notice, then Borrower shall have no obligation to deliver True-Up Shares to Holder, nor shall Holder have any obligation to return any excess Conversion Shares to Borrower under any circumstance. Failure by the Holder to request True-Up Shares in a timely fashion shall not waive the right of the Investor to the True-Up Shares as Investor shall have an evergreen right to receive the True-Up Shares any time after the thirty trading days after a conversion. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price.

Exhibit B

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $ of the Outstanding Balance due on the Note issued by Solar Integrated Roofing Corp. on  , 2021 into shares of common stock of Solar Integrated Roofing Corp. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 2.3 of the Note.

Signature:

Granite Global Value Investments Ltd.

PLEASE BE ADVISED, pursuant to the Note, “Upon receipt by the Company of a copy of the Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, SEND, VIA EMAIL, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE in

accordance with the terms herein. Within two (2) Business Days after the date of the Conversion Confirmation, the Company shall have issued and electronically transferred the shares to the Broker indicated by the Holder of the Note